                                                                     Exhibit 4.1

                                    WARRANTS

NO. HBDC-001                 HEALTH BENEFITS DIRECT              ________ SHARES
                                  CORPORATION

                        WARRANT TO PURCHASE COMMON STOCK

                          VOID AFTER 5:30 P.M., EASTERN
                          TIME, ON THE EXPIRATION DATE

THIS WARRANT AND ANY SHARES  ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT
BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"),  AND
MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT
COMPLIANCE  WITH THE  REGISTRATION  OR  QUALIFICATION  PROVISIONS  OF APPLICABLE
FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

          FOR VALUE RECEIVED,  HEALTH BENEFITS  DIRECT  CORPORATION,  a Delaware
corporation  (the  "Company"),  hereby  agrees to sell upon the terms and on the conditions  hereinafter set forth, but no later than 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter  defined) to  ________________ or registered
assigns   (the   "Holder"),   under  the  terms  as   hereinafter   set   forth,
__________________  (_____________)  fully paid and non-assessable shares of the
Company's Common Stock, par value $0.001 per share (the "Warrant  Stock"),  at a purchase  price of ONE DOLLAR AND FIFTY CENTS  ($1.50)  per share (the  "Warrant
Price"),  pursuant to this  warrant  (this  "Warrant").  The number of shares of
Warrant Stock to be so issued and the Warrant Price are subject to adjustment in certain  events as  hereinafter  set forth.  The term "Common Stock" shall mean, when used herein,  unless the context  otherwise  requires,  the stock and other securities  and  property  at the  time  receivable  upon the  exercise  of this
Warrant.

          Capitalized terms used and not otherwise defined herein shall have the respective meanings attributed thereto in Section 10.

     1.   EXERCISE OF WARRANT.

          a. The Holder may  exercise  this  Warrant  according  to its terms by surrendering this Warrant to the Company at the address set forth in Section 10, the  subscription  form  attached  hereto  having then been duly executed by the
Holder,  accompanied  by cash,  certified  check or bank draft in payment of the purchase price, in lawful money of the United States of America,  for the number of shares  of the  Warrant  Stock  specified  in the  subscription  form,  or as otherwise  provided  in this  Warrant,  prior to 5:30  p.m.,  Eastern  Time,  on
__________________, 2008 (the "Expiration Date").

          b. This  Warrant may be  exercised  in whole or in part so long as any exercise in part hereof would not involve the issuance of  fractional  shares of
Warrant  Stock.  If exercised in part, the Company shall deliver to the Holder a new Warrant,  identical in form, in the name of the Holder, evidencing the right to purchase  the number of shares of Warrant  Stock as to which this Warrant has not been  exercised,  which new Warrant shall be signed by the  Chairman,  Chief
Executive  Officer or President and the Secretary or Assistant  Secretary of the
Company.  The term Warrant as used herein shall include any  subsequent  Warrant issued as provided herein.

          c. No fractional shares or scrip representing  fractional shares shall be issued upon the exercise of this Warrant.  The Company shall pay cash in lieu of fractions  with  respect to the Warrants  based upon the fair market value of such fractional shares of Common Stock (which shall be the closing price of such shares on the  exchange or market on which the Common  Stock is then  traded) at the time of exercise of this Warrant.

          d. In the event of any  exercise  of the  rights  represented  by this
Warrant,  a  certificate  or  certificates  for the Warrant  Stock so purchased, registered in the name of the Holder,  shall be delivered to the Holder within a reasonable  time after such rights shall have been so  exercised.  The person or entity in whose  name any  certificate  for the  Warrant  Stock is  issued  upon exercise of the rights  represented  by this  Warrant  shall for all purposes be deemed to have become the holder of record of such shares  immediately  prior to the close of  business  on the date on which the  Warrant  was  surrendered  and payment of the Warrant Price and any applicable taxes was made,  irrespective of the date of  delivery  of such  certificate,  except  that,  if the date of such surrender and payment is a date when the stock transfer books of the Company are closed,  such person shall be deemed to have become the holder of such shares at the opening of business on the next  succeeding date on which the stock transfer books are open.  Except as provided in Section 4 hereof,  the Company  shall pay any and all  documentary  stamp or similar  issue or transfer  taxes  payable in respect of the issue or delivery  of shares of Common  Stock on exercise of this
Warrant.

     2.   DISPOSITION OF WARRANT STOCK AND WARRANT.

          a. The Holder  hereby  acknowledges  that this Warrant and any Warrant
Stock purchased pursuant hereto are, as of the date hereof, not registered:  (i)
under the Act on the ground  that the  issuance  of this  Warrant is exempt from registration  under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable  state  securities law because the issuance of this
Warrant does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the  representations  hereby made to the Company by the
Holder that it is acquiring  this Warrant and will acquire the Warrant Stock for investment  for its own  account,  with no present  intention  of  dividing  its participation  with others or  reselling  or  otherwise  distributing  the same, subject,  nevertheless,  to any  requirement of law that the  disposition of its property shall at all times be within its control.

          The Holder  hereby agrees that it will not sell or transfer all or any part of this Warrant  and/or  Warrant Stock unless and until it shall first have given notice to the Company  describing  such sale or transfer and  furnished to the Company either (i) an opinion,  reasonably  satisfactory  to counsel for the
Company, of counsel (skilled in securities  matters,  selected by the Holder and reasonably  satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative  letter from the
Securities and Exchange Commission to the effect that no enforcement action will be  recommended  if the proposed  sale or transfer is made without  registration under the Act.

          b. If, at the time of issuance of the shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable  provisions of the Act, the Company may at its election require that the Holder provide the Company with written  reconfirmation of the Holder's investment  intent and that any stock  certificate  delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

     "THE SHARES  REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933,  AND MAY NOT BE SOLD,  TRANSFERRED,  PLEDGED OR
     OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT
     UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL  SATISFACTORY  TO
     THE ISSUER OF THIS CERTIFICATE THAT REGISTRATION IS NOT REQUIRED UNDER SAID
     ACT."

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder,  the Company may maintain  appropriate  "stop transfer"
orders with respect to such certificates and the shares  represented  thereby on its books and  records  and with  those to whom it may  delegate  registrar  and transfer functions.

     3.   RESERVATION  OF SHARES.  The Company  hereby  agrees that at all times there shall be reserved  for  issuance  upon the  exercise of this  Warrant such number of shares of its Common  Stock as shall be  required  for  issuance  upon exercise of this Warrant.  The Company  further agrees that all shares which may be issued upon the  exercise of the rights  represented  by this Warrant will be duly  authorized  and will,  upon  issuance and against  payment of the exercise price, be validly issued,  fully paid and  non-assessable,  free from all taxes, liens, charges and preemptive rights with respect to the issuance thereof, other than taxes, if any, in respect of any transfer occurring  contemporaneously with such issuance and other than transfer  restrictions imposed by federal and state securities laws.

     4.   EXCHANGE,   TRANSFER  OR  ASSIGNMENT  OF  WARRANT.   This  Warrant  is
exchangeable,  without expense,  at the option of the Holder,  upon presentation and  surrender  hereof to the  Company  or at the  office of its stock  transfer agent,  if any, for other  Warrants of different  denominations,  entitling  the
Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock  purchasable  hereunder.  Upon  surrender of this Warrant to the
Company  or at the  office  of its  stock  transfer  agent,  if  any,  with  the
Assignment  Form annexed  hereto duly  executed and funds  sufficient to pay any transfer  tax,  the Company  shall,  without  charge,  execute and deliver a new
Warrant in the name of the assignee  named in such  instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon  presentation  hereof at the office of the  Company or at the  office of its stock  transfer  agent,  if any, together with a written notice  specifying the names and  denominations in which new Warrants are to be issued and signed by the Holder hereof.

     5.   CAPITAL ADJUSTMENTS.  This Warrant is subject to the following further provisions:

          a.   RECAPITALIZATION,   RECLASSIFICATION   AND  SUCCESSION.   If  any
recapitalization  of the Company or  reclassification of its Common Stock or any merger or  consolidation  of the  Company  into or with a  corporation  or other business  entity,  or the sale or  transfer of all or  substantially  all of the
Company's  assets  or  of  any  successor  corporation's  assets  to  any  other corporation or business  entity (any such  corporation or other business  entity being included within the meaning of the term "successor  corporation") shall be effected,  at any time while this Warrant  remains  outstanding  and  unexpired, then,  as  a  condition  of  such  recapitalization,  reclassification,  merger, consolidation,  sale or transfer,  lawful and adequate  provision  shall be made whereby the Holder of this  Warrant  thereafter  shall have the right to receive upon the  exercise  hereof as provided in Section 1 and in lieu of the shares of
Common Stock immediately theretofore issuable upon the exercise of this Warrant, such shares of capital  stock,  securities or other property as may be issued or payable  with respect to or in exchange  for a number of  outstanding  shares of
Common  Stock  equal  to the  number  of  shares  of  Common  Stock  immediately
theretofore   issuable   upon   the   exercise   of  this   Warrant   had   such
recapitalization,  reclassification, merger, consolidation, sale or transfer not taken  place,  and in each  such  case,  the  terms  of this  Warrant  shall  be applicable  to the shares of stock or other  securities  or property  receivable upon the exercise of this Warrant after such consummation.

          b.  SUBDIVISION OR  COMBINATION OF SHARES.  If the Company at any time while this Warrant remains  outstanding and unexpired shall subdivide or combine its  Common  Stock,  the  number of shares of  Warrant  Stock  purchasable  upon exercise  of this  Warrant  and  the  Warrant  Price  shall  be  proportionately adjusted.

          c. STOCK DIVIDENDS AND DISTRIBUTIONS. If the Company at any time while this Warrant is outstanding  and unexpired shall issue or pay the holders of its
Common  Stock,  or take a record  of the  holders  of its  Common  Stock for the purpose  of  entitling  them  to  receive,  a  dividend  payable  in,  or  other distribution  of, Common Stock,  then (i) the Warrant Price shall be adjusted in accordance  with  Section  5(e) and (ii) the number of shares of  Warrant  Stock purchasable  upon  exercise of this  Warrant  shall be adjusted to the number of shares of Common Stock that Holder would have owned  immediately  following such action had this Warrant been exercised immediately prior thereto.

          d. STOCK AND RIGHTS OFFERING TO SHAREHOLDERS.  If the Company shall at any time after the date of issuance of this Warrant distribute to all holders of its Common Stock any shares of capital  stock of the Company  (other than Common
Stock) or evidences of its  indebtedness or assets  (excluding cash dividends or distributions  paid from  retained  earnings or current  year's or prior  year's earnings of the Company) or rights or warrants to subscribe  for or purchase any of its  securities  (excluding  those referred to in the  immediately  preceding paragraph) (any of the foregoing being  hereinafter in this paragraph called the
"Securities"), then in each such case, the Company shall reserve shares or other units of such  securities for  distribution  to the Holder upon exercise of this
Warrant so that,  in  addition  to the shares of the Common  Stock to which such
Holder is entitled,  such Holder will receive upon such  exercise the amount and kind of such Securities which such Holder would have received if the Holder had, immediately  prior to the record date for the  distribution  of the  Securities, exercised this Warrant.

          e. WARRANT PRICE ADJUSTMENT.  Whenever the number of shares of Warrant
Stock purchasable upon exercise of this Warrant is adjusted, as herein provided, the Warrant Price payable upon the exercise of this Warrant shall be adjusted to that price determined by multiplying the Warrant Price immediately prior to such adjustment  by a  fraction  (i) the  numerator  of which  shall be the number of shares of Warrant Stock  purchasable  upon exercise of this Warrant  immediately prior to such adjustment,  and (ii) the denominator of which shall be the number of shares of Warrant Stock purchasable upon exercise of this Warrant immediately thereafter.

          f.  CERTAIN  SHARES  EXCLUDED.  The  number of shares of Common  Stock outstanding at any given time for purposes of the  adjustments set forth in this
Section 5 shall  exclude any shares  then  directly  or  indirectly  held in the treasury of the Company.

          g.  DEFERRAL AND  CUMULATION  OF DE MINIMIS  ADJUSTMENTS.  The Company
shall not be required to make any  adjustment  pursuant to this Section 5 if the amount of such  adjustment  would be less than one  percent  (1%) of the Warrant
Price in effect  immediately  before the event that would  otherwise  have given rise to such  adjustment.  In such  case,  however,  any  adjustment  that would otherwise  have  been  required  to be made  shall  be  made at the  time of and together with the next subsequent adjustment which, together with any adjustment or  adjustments  so carried  forward,  shall amount to not less than one percent
(1%) of the Warrant Price in effect  immediately before the event giving rise to such next subsequent adjustment.

          h. DURATION OF ADJUSTMENT.  Following each computation or readjustment as  provided in this  Section 5, the new  adjusted  Warrant  Price and number of shares of Warrant Stock  purchasable  upon exercise of this Warrant shall remain in effect until a further computation or readjustment thereof is required.

     6.   NOTICE TO HOLDERS.

          a. NOTICE OF RECORD DATE. In case:

               (i) the Company  shall take a record of the holders of its Common
Stock (or other stock or securities at the time  receivable upon the exercise of this Warrant) for the purpose of entitling  them to receive any dividend  (other than a cash  dividend  payable  out of earned  surplus of the  Company) or other distribution,  or any right to subscribe  for or purchase any shares of stock of any class or any other securities, or to receive any other right;

               (ii)  of  any  capital   reorganization   of  the  Company,   any
reclassification of the capital stock of the Company,  any consolidation with or merger of the Company  into another  corporation,  or any  conveyance  of all or substantially all of the assets of the Company to another corporation; or

               (iii) of any voluntary dissolution,  liquidation or winding-up of the Company;

then,  and in each such case, the Company will mail or cause to be mailed to the
Holder hereof at the time outstanding a notice  specifying,  as the case may be,

(i) the date on which a record is to be taken for the purpose of such  dividend, distribution  or right,  and stating the amount and character of such  dividend,
distribution  or  right,  or  (ii)  the  date  on  which  such   reorganization,
reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place,  and the time, if any, is to be fixed,  as of which the holders of record of Common Stock (or such stock or  securities  at the time receivable  upon the  exercise  of this  Warrant)  shall be entitled to exchange their shares of Common Stock (or such other stock or securities)  for securities or  other  property  deliverable  upon  such  reorganization,  reclassification, consolidation,  merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least thirty (30) days prior to the record date therein  specified, or if no record date shall have been  specified  therein,  at least  thirty (30)
days prior to such specified  date,  provided,  however,  failure to provide any such notice shall not affect the validity of such transaction.

          b.  CERTIFICATE OF ADJUSTMENT.  Whenever any adjustment  shall be made pursuant to Section 5 hereof,  the Company  shall  promptly  make a  certificate signed by its Chairman,  Chief  Executive  Officer,  President,  Vice President,
Chief  Financial  Officer or Treasurer,  setting forth in reasonable  detail the event  requiring the  adjustment,  the amount of the  adjustment,  the method by which such  adjustment was calculated and the Warrant Price and number of shares of Warrant Stock  purchasable  upon exercise of this Warrant after giving effect to such adjustment,  and shall promptly cause copies of such  certificates to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant.

     7.   LOSS, THEFT, DESTRUCTION OR MUTILATION. Upon receipt by the Company of evidence  satisfactory to it, in the exercise of its reasonable  discretion,  of the ownership  and the loss,  theft,  destruction  or mutilation of this Warrant and,  in the  case of  loss,  theft  or  destruction,  of  indemnity  reasonably satisfactory  to the Company and, in the case of mutilation,  upon surrender and cancellation  thereof,  the Company  will  execute and deliver in lieu  thereof, without  expense to the  Holder,  a new  Warrant  of like  tenor  dated the date hereof.

     8.   WARRANT HOLDER NOT A STOCKHOLDER. The Holder of this Warrant, as such, shall not be entitled by reason of this  Warrant to any rights  whatsoever  as a stockholder of the Company.

     9.   DEFINITIONS.  As used herein,  unless the context otherwise  requires, the following terms have the respective meanings:

          a.  "AFFILIATE":  with respect to any Person,  the following:  (i) any other  Person  that at such time  directly  or  indirectly  through  one or more intermediaries  controls,  or is controlled  by or is under common  control with such first Person or (ii) any Person beneficially owning or holding, directly or indirectly,  10% or more of any  class of  voting  or  equity  interests  of the
Company  or any  Subsidiary  or any  corporation  of which the  Company  and its
Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly,
10% of  more  of any  class  of  voting  or  equity  interests.  As used in such definition, "controls," "controlled by" and "under common control," as used with respect to an Person, shall mean the possession,  directly or indirectly, of the power to  direct or cause  the  direction  of the  management  policies  of such
Person,  whether  through the  ownership of voting  securities,  by agreement or otherwise.

          b.  "PERSON":   any  natural  person,   corporation,   division  of  a
corporation,  partnership,  limited  liability  company,  trust,  joint venture, association,  company, estate,  unincorporated organization or government or any agency or political subdivision thereof.

          c.  "SUBSIDIARIES":  with  respect  to any  Person,  any  corporation, association  or  other  business  entity  (whether  now  existing  or  hereafter organized)  of which at least a majority of the  securities  or other  ownership interests  having ordinary voting power for the election of directors is, at the time as of which any  determination  is being made,  owned or controlled by such
Person or one or more subsidiaries of such Person.

     10.  NOTICES.  Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted  by registered or certified  mail, return receipt requested,  or nationally  recognized overnight delivery service, to the Company at its principal  executive  offices 2900 Gateway Drive,  Pompano
Beach, Florida 33069,  Attention:  Scott Frohman, Chief Executive Officer, or to
the Holder at the name and address set forth in the Warrant Register  maintained by the Company.

     11.  CHOICE OF LAW. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES
BE GOVERNED BY AND CONSTRUED IN  ACCORDANCE  WITH THE INTERNAL LAWS OF THE STATE
OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     12.  JURISDICTION  AND VENUE.  The Company and Holder hereby agree that any dispute which may arise  between them arising out of or in connection  with this
Warrant shall be adjudicated before a court located in Kent County, Delaware and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of Delaware  located in Kent  County with  respect to any action or legal  proceeding  commenced by any party,  and irrevocably  waive any objection they now or  hereafter  may have  respecting  the  venue of any such  action  or proceeding  brought in such a court or respecting the fact that such court is an inconvenient  forum,  relating to or arising out of this  Warrant or any acts or omissions relating to the sale of the securities  hereunder,  and consent to the service of process in any such action or legal proceeding by means of registered or certified mail,  return receipt  requested,  in care of the address set forth herein or such other  address as either  party  shall  furnish in writing to the other.

          IN WITNESS  WHEREOF,  the Company  has duly caused this  Warrant to be signed on its behalf, in its corporate name and by its duly authorized officers, as of this __ day of _____________________, 2005.

                                         HEALTH BENEFITS DIRECT CORPORATION

                                         By:_______________________________
                                             Name:  Scott Frohman
                                             Title: Chief Executive Officer

                                FORM OF EXERCISE

                (to be executed by the registered holder hereof)

The  undersigned  hereby  exercises  the right to purchase  _________  shares of common stock,  par value $0.001 per share ("Common  Stock"),  of Health Benefits
Direct Corporation evidenced by the within Warrant Certificate for an Applicable
Exercise  Price of $1.50 per share and  herewith  makes  payment of the purchase price in full of  $__________.  Kindly issue  certificates  for shares of Common
Stock (and for the unexercised  balance of the Warrants  evidenced by the within
Warrant Certificate, if any) in accordance with the instructions given below.

                  Dated:____________________ , 20__ .

                  ________________________________

                  Instructions for registration of stock

                  ________________________________
                           Name (Please Print)

                  Social Security or other identifying Number:

                  Address:__________________________________
                                    City/State and Zip Code

                  Instructions for registration of certificate representing
                  the unexercised balance of Warrants (if any)

                  _____________________________
                  Name (Please Print)

                  Social Security or other identifying Number: ___________

                  Address:____________________________________
                                    City, State and Zip Code